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                                                                      EXHIBIT 11

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust dated December 8, 1995 (and to all references to our firm) included in or made a part of Post-Effective amendment No. 27 and Amendment No. 29 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP



Boston, Massachusetts
December 24, 1996